                                                                     Exhibit 4.4

                                JOINDER AGREEMENT

      This Joinder Agreement (this "Joinder Agreement") to Series D-2 Preferred Stock Purchase Agreement, Fourth Amended and Restated Investor Rights Agreement and Second Amended and Restated Stockholders' Agreement referred to below, is dated as of January 21, 2003 and is made between STEREOTAXIS, INC., a Delaware corporation (the "Company"), and the undersigned purchasers ("New Investors").

      WHEREAS, the Company and the several purchaser parties thereto (collectively, the "Investors") have entered into that certain Series D-2 Preferred Stock Purchase Agreement dated as of December 17, 2002 (the "Purchase Agreement"; all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement);

      WHEREAS, Section 1.2(b) of the Purchase Agreement provides that that the Company may have Additional Closings under the Purchase Agreement;

      WHEREAS, the New Investors desire to purchase shares ("Shares") of the Company's Series D-2 Preferred Stock, par value $.001 per share, as provided herein, at an Additional Closing as of the date of this Agreement and the Board of Directors of the Company has approved the issuance and sale as provided in
Section 1.2(d) of the Purchase Agreement;

      WHEREAS, pursuant to the Purchase Agreement, the Company, the Investors and the Stockholders entered into that certain Fourth Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") and that certain Second Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), each dated as of December 17, 2002;

      WHEREAS, each of the New Investors, as an investor in Company, is required to become a party to the Investor Rights Agreement and the Stockholders' Agreement pursuant to the Purchase Agreement; and

      WHEREAS, the parties now desire to enter into this Joinder Agreement to reflect the fact that the New Investors will become a party to the Purchase Agreement, the Investor Rights Agreement and the Stockholders' Agreement.

      NOW THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Joinder Agreement, the parties agree that the Purchase Agreement is amended as follows:

      1.    JOINDER TO THE PURCHASE AGREEMENT.

      (a) The parties hereby agree to that upon execution of this Joinder Agreement, the New Investors shall become a party to the Purchase Agreement and shall be included within the meaning of Investor thereunder.

      (b) Each of the New Investors severally agrees to purchase at the Additional Closing, and the Company agrees to sell and issue to each of the New Investors at the Additional Closing, the number of shares of Series D-2 Preferred Stock set forth opposite such New Investor's name in the appropriate column on the Schedule attached hereto, which shall be added as Schedule 1.2-B to the Purchase Agreement as provided for therein, for a purchase price per share equal to the Share Purchase Price under the Purchase Agreement ($2.17 per Share). Each New Investor shall also be entitled to elect to purchase Warrants as provided in Section 1(a) of the Purchase Agreement by executing and delivering a notice of exercise form as provided in the Purchase Agreement.

      (c) The Company hereby reaffirms the representations and warranties set forth in Article 2 of the Purchase Agreement to the New Investors, modified and supplemented to the extent set forth in the officer's certificate delivered to the New Investors as of the date hereof pursuant to Section 5.5(f) of the Purchase Agreement.

      (d) Each of the New Investors hereby severally agrees to be bound by the Purchase Agreement and to be subject to all of the rights and obligations of a Investor contained therein, including, but not limited to the right of each of the New Investors to purchase the number of Warrants indicated in such New Investor's Election to Purchase Warrants delivered herewith. Without limiting the foregoing, each of the New Investors, severally but not jointly for the other New Investors, hereby makes the representations and warranties set forth in Section 4.1 of the Purchase Agreement to the Company as if set forth herein in full. In addition, each New Investor shall provide an Accredited Investor Questionnaire to the Company in the form attached to the Purchase Agreement.

      2. JOINDER TO THE INVESTOR RIGHTS AGREEMENT.

      (a) The parties hereby agree to that upon execution of this Joinder Agreement, the New Investors shall become a party to the Investor Rights Agreement and shall be included within the meaning of Holder thereunder.

      (b) The New Investors hereby agree to be bound by the Investor Rights Agreement and to be subject to all of the rights and obligations of a Holder contained therein.

      3. JOINDER TO THE STOCKHOLDERS' AGREEMENT.

      (a) The parties hereby agree to that upon execution of this Joinder Agreement, each of the New Investors shall become a party to the Stockholders' Agreement and shall be included within the meaning of Stockholder thereunder.

      (b) Each of the New Investors hereby severally agrees to be bound by the Stockholders' Agreement and to be subject to all of the rights and obligations of a Stockholder contained therein.

      4. Except as modified by this Joinder Agreement (and the officer's certificate referenced in Section 1(c) hereof), all other provisions of the Purchase Agreement, the Investor Rights Agreement and the Stockholders' Agreement remain in full force and effect. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

      5. This Joinder Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same Joinder Agreement. This Joinder Agreement shall be effective upon the execution and delivery by the Company and by the New Investors.

      6. For purposes of executing this Joinder Agreement, a copy (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Joinder Agreement.

                            [Signature Pages follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first set forth above.

                                 STEREOTAXIS, INC.

                                 By: /s/ BEVIL J. HOGG
                                    -------------------------------------
                                      Name:  Bevil J. Hogg
                                      Title:  President

                                 EGS Private Healthcare Partnership II, L.P.
                                      By: EGS Private Healthcare Associates, LLC
                                          its General Partner

                                           By: /s/ ABHIJEET LELE
                                              ---------------------------
                                                Name:    Abhijeet Lele
                                                Title:   Managing Member

                                 EGS Private Healthcare Investors II, L.P.
                                      By: EGS Private Healthcare Associates, LLC
                                          its General Partner

                                           By: /s/ ABHIJEET LELE
                                              ---------------------------
                                                Name:    Abhijeet Lele
                                                Title:   Managing Member

                                 EGS Private Healthcare Canadian Partners, L.P.
                                      By: EGS Private Healthcare Associates, LLC
                                          its General Partner

                                           By: /s/ ABHIJEET LELE
                                              ---------------------------
                                                Name:    Abhijeet Lele
                                                Title:   Managing Member

                                 EGS Private Healthcare Presidents Fund, L.P.
                                      By: EGS Private Healthcare Associates, LLC
                                          its General Partner

                                           By: /s/ ABHIJEET LELE
                                              ---------------------------
                                                Name:    Abhijeet Lele
                                                Title:   Managing Member

                                 SCHEDULE 1.2-B

                        (Closing as of January ___, 2003)

                                                                      AGGREGATE SHARE
INVESTOR NAME                                     NUMBER OF SHARES     PURCHASE PRICE
-------------                                     ----------------    ---------------
EGS Private Healthcare Partnership II, L.P.             1,745,882      $3,788,563.94
EGS Private Healthcare Investors II, L.P.                 275,343        $597,494.31
EGS Private Healthcare Canadian Partners, L.P.            262,714        $570,089.38
EGS Private Healthcare Presidents Fund, L.P.               20,209         $43,853.53
      TOTAL:                                            2,304,148      $5,000,001.16